EXHIBIT 23.3



                       INDEPENDENT AUDITOR'S CONSENT



To the Board of Directors and Stockholders of Mutual Health Systems, Inc. (to be changed to
Gentle Dental Service Corporation)


We consent to the use in this Registration Statement on Form SB-2 of our report dated February 14, 1995 relating to the statements of operations, redeemable common stock and nonredeemable shareholders' equity and cash flows of Gentle Dental Service Corporation.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


MOSS ADAMS LLP


Vancouver, Washington
October 4, 1996